2017 Fourth Quarter Earnings Release David T. Provost Chief Executive Officer Thomas C. Shafer Vice Chairman, Chief Executive Officer of Chemical Bank Dennis L. Klaeser EVP and Chief Financial Officer January 24, 2018

This presentation and the accompanying presentation by management may contain forward-looking statements that are based on management's beliefs, assumptions, current expectations, estimates and projections about the financial services industry, the economy and Chemical Financial Corporation ("Chemical"). Words and phrases such as "anticipates," "believes," "continue," "estimates," "expects," "forecasts," "future," "intends," "is likely," "judgment," "look ahead," "look forward," "on schedule," "on track," "opinion," "opportunity," "plans," "potential," "predicts," "probable," "projects," "should," "strategic," "trend," "will," and variations of such words and phrases or similar expressions are intended to identify such forward-looking statements. These statements include, among others, that Chemical is well-positioned to build market share and enhance revenue growth, plans to invest in commercial lending and banking teams, make key management and operational staff additions and enhance core operating systems, the strength of our loans pipeline, our focus and expectations around building shareholder value, including organic revenue growth, and cost discipline and expanding our market presence and product lines. All statements referencing future time periods are forward-looking. Management's determination of the provision and allowance for loan losses; the carrying value of acquired loans, goodwill and mortgage servicing rights; the fair value of investment securities (including whether any impairment on any investment security is temporary or other-than-temporary and the amount of any impairment); and management's assumptions concerning pension and other postretirement benefit plans involve judgments that are inherently forward-looking. There can be no assurance that future loan losses will be limited to the amounts estimated. All of the information concerning interest rate sensitivity is forward-looking. The future effect of changes in the financial and credit markets and the national and regional economies on the banking industry, generally, and on Chemical, specifically, are also inherently uncertain. Forward-looking are based upon current beliefs and expectations and involve substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Accordingly, such statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions ("risk factors") that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements. Chemical undertakes no obligation to update, amend or clarify forward-looking statements, whether as a result of new information, future events or otherwise. Forward-Looking Statements & Other Information 2

Risk factors include, without limitation: • Chemical's ability to attract and retain new commercial lenders and other bankers as well as key operations staff in light of competition for experienced employees in the banking industry; • Chemical's ability to grow its deposits while reducing the number of physical branches that it operates; • Chemical's ability to control operational expenses; • Negative reactions to the branch closures by Chemical Bank's customers, employees and other counterparties; • Economic conditions (both generally and in our markets) may be less favorable than expected, which could result in, among other things, a deterioration in credit quality, a reduction in demand for credit and a decline in real estate values; • A general decline in the real estate and lending markets, particularly in our market areas, could negatively affect our financial results; • Increased cybersecurity risk, including potential network breaches, business disruptions, or financial losses; • Restrictions or condition imposed by our regulators on our operations may make it more difficult for us to achieve our goals; • Legislative or regulatory changes, including changes in accounting standards and compliance requirements, may adversely affect us; • Changes in the interest rate environment may reduce margins or the volumes or values of the loans we make or have acquired; and • Economic, governmental, or other factors may prevent the projected population, residential, and commercial growth in the markets in which we operate. In addition, risk factors include, but are not limited to, the risk factors described in Item 1A of Chemical’s most recent Annual Report on Form 10-K or disclosed in documents filed or furnished by the Company with or to the SEC after the filing of such Annual Report on Form 10-K. These and other factors are representative of the risk factors that may emerge and could cause a difference between an ultimate actual outcome and a preceding forward-looking statement. Forward-Looking Statements & Other Information (continued) 3

Non-GAAP Financial Measures This presentation and the accompanying presentation by management contain certain non-GAAP financial disclosures that are not in accordance with U.S. generally accepted accounting principles ("GAAP"). Such non-GAAP financial measures include Chemical’s tangible shareholders' equity to tangible assets ratio, tangible book value per share, presentation of net interest income and net interest margin on a fully taxable equivalent basis, operating expenses-core (which excludes merger and restructuring expenses and impairment of income tax credits), operating expenses-efficiency ratio (which excludes merger and restructuring expenses, impairment of income tax credits and amortization of intangibles), the adjusted efficiency ratio (which excludes significant items, impairment of income tax credits, loan servicing rights change in fair value gains (losses), amortization of intangibles, net interest income FTE adjustments, (losses) gains from sale of investment securities and closed branch locations) ant other information presented excluding significant items, including net income, diluted earnings per share, return on average assets and return on average shareholders' equity. Chemical uses non-GAAP financial measures to provide meaningful, supplemental information regarding its operational results and to enhance investors’ overall understanding of Chemical’s financial performance. The limitations associated with non-GAAP financial measures include the risk that persons might disagree as to the appropriateness of items comprising these measures and that different companies might calculate these measures differently. These disclosures should not be considered an alternative to Chemical’s GAAP results. See the Appendix included with this presentation for a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures. Forward-Looking Statements & Other Information (continued) 4

Fourth Quarter 2017 Highlights q Diluted earnings per share of $0.13, compared to $0.56 in the 3rd qtr. 2017 and $0.66 in the 4th qtr. 2016 q Diluted earnings per share, excluding significant items,(1)(2) of $0.87; up 14.5% from 3rd qtr. 2017 and up 16.0% from 4th qtr. 2016 q Return on average assets and return on average shareholders' equity of 0.20% and 1.4%, respectively, in 4th qtr. 2017 (1.31% and 9.4%, respectively, excluding significant items(1)(2)) q Return on average tangible shareholders' equity of 2.5% in 4th qtr. 2017 (16.5%, excluding significant items(1)(2)) q Loan Growth ▪ $321.9 million in 4th qtr. 2017, or 9.3% annualized (quarterly organic loan growth: 14.5% real estate construction, 4.3% commercial real estate, 2.0% commercial and 1.0% residential mortgage loans) q Asset quality ratios ▪ Nonperforming loans/total loans of 0.45% at December 31, 2017; increased from 0.39% at September 30, 2017, and from 0.34% at December 31, 2016 ▪ Net loan charge-offs/average loans of 0.04% (1) "Significant items" include merger and restructuring expenses, the charge to income tax expense as a result of the revaluation of the net deferred tax assets, the fourth quarter of 2017 losses on sales of investment securities as a treasury and tax management objective and the fourth quarter of 2016 gain on sales of branch offices. (2) Denotes a non-GAAP financial measure. Refer to the Appendix for a reconciliation of non-GAAP financial measures. 5

Income Statement Highlights

Financial Highlights

(in thousands except per share data)	2017 4th Qtr.	2017 3rd Qtr.	2016 4th Qtr.
Net interest income	**$ 145,905**	$ 143,628	$ 132,447
Provision for loan losses	**7,522**	5,499	6,272
Noninterest income	**32,319**	32,122	54,264
Operating expenses	**100,022**	119,539	114,302
Operating expenses, excl. merger and restructuring expenses and impairment of income tax credits(1)	**91,298**	95,241	96,286
Merger expenses	**1,511**	2,379	18,016
Restructuring expenses	**1,056**	18,824	—
Impairment of income tax credits	**6,157**	3,095	—
Net income	**9,446**	40,459	47,168
Net income, excl. significant items(1)	**62,686**	54,241	54,074
Diluted EPS	**0.13**	0.56	0.66
Diluted EPS, excl. significant items(1)	**0.87**	0.76	0.75
Return on Avg. Assets	**0.20%**	0.86%	1.09%
Return on Avg. Shareholders' Equity	**1.4%**	6.1%	7.4%
Return on average tangible shareholders' equity, excluding significant items(1)	**16.5%**	14.6%	15.3%
Efficiency Ratio	**56.1%**	68.0%	61.2%
Efficiency Ratio - Adjusted(1)	**47.4%**	51.2%	53.7%
Equity/Total Assets	**13.8%**	13.8%	14.9%
Tangible Shareholders' Equity/Tangible Assets(1)	**8.3%**	8.3%	8.8%
Book Value/Share	**$ 37.48**	$ 37.57	$ 36.57
Tangible Book Value/Share(1)	**$ 21.21**	$ 21.36	$ 20.20

(1) Denotes a non-GAAP financial measure. Refer to the Appendix for a reconciliation of non-GAAP financial measures.

Prior Quarter Comparison

- Higher net interest income in Q4 compared to Q3, due to organic loan growth and higher average balance of investment securities–partially offset by higher average balances of deposits
- Operating expenses decreased primarily due to decreases in restructuring expenses and other line items resulting from the restructuring efforts–partially offset by an increase in impairment related to federal housing tax credits
- Slight increase in noninterest income primarily due to increases in net gain on sale of loans and other mortgage banking revenue and interest rate swap fee income, partially offset by losses on sale of investment securities
- Increase in provision for loan losses, primarily due to net organic loan growth

Prior-Year Quarter Comparison

- Increase in net interest income, attributable to increase in investment securities and organic growth in total loans during the twelve months ended December 31, 2017 and impact of the Talmer merger

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2015 Total: $86.8(1); $92.3(2)(3) 2016 Total: $108.0(1); $143.7(2)(3) 2017 Total: $149.5(1); $219.6(2)(3) (1)Net Income (2)Net Income, excluding significant items. (3)Denotes a non-GAAP financial measure. Please refer to the Appendix for a reconciliation of non-GAAP financial measures. $62.7(2)(3) Net Income Trending Upward ($ Millions, except EPS data) Net Income $0.57(3) Net Income Trending Upward ($ Millions, except EPS data) $60.0 $40.0 $20.0 $0.0 N et In co m e $1.00 $0.80 $0.60 $0.40 $0.20 $0.00 EP S Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 $17.8 $19.0 $24.5 $25.5 $23.6 $25.8 $11.5 $47.2 $47.6 $52.0 $40.4 $9.4 $0.9 $2.7 $0.6 $1.4 $1.7 $2.0 $25.1 $6.9 $2.7 $0.3 $13.8 $53.3 2015 2016 2017 $54.2(2)(3) 7 $54.1(2)(3) Significant items (after-tax) Net Income __ Diluted EPS, excluding significant items (non-GAAP) (3) $0.87((3)

Loan Portfolio Composition ($ Millions) $1,164 8 December 31, 2016 $12,991 December 31, 2017 $14,155 Total Loan Growth - $3,217 $4,377 $3,087 $2,310 $3,386 $5,075 $3,252 $2,442 $168 $698 $166 $132 n Commercial n CRE/C&D n Residential n Consumer Loan Growth - Year Ended December 31, 2017

2015 - $476 2016 - $837 2017 - $1,164 $15 $224 $181 $280 $56 $1,164 $837 $96 $186 Loan Growth* ($ Millions) $275 *Excludes the impact of the $4.88 billion of loans acquired in the Talmer merger. $282 9 n Commercial n CRE/C&D n Residential n Consumer $400 $300 $200 $100 $0 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Loan Growth - 2016 Total* Loan Growth - 2017 YTD $88 $277 $125 $347 $168 $698 $166 $132 $166 $394 Quarterly Loan Growth Trends $322

Q4 2017 Q3 2017 Q2 2017 Q1 2017 2017 Total 2016 Total* Originated Loan Portfolio Commercial $ 153 $ 71 $ 195 $ 88 $ 507 $ 380 CRE/C&D 356 139 313 238 1,046 594 Residential 86 197 89 119 491 258 Consumer (4) 89 103 56 244 418 Total Originated Loan Portfolio Growth $ 591 $ 496 $ 700 $ 501 $ 2,288 $ 1,650 Acquired Loan Portfolio Commercial $ (87) $ (111) $ (88) $ (52) $ (338) $ (292) CRE/C&D (98) (92) (94) (64) (348) (317) Residential (55) (102) (97) (72) (326) (133) Consumer (29) (25) (27) (31) (112) (71) Total Acquired Loan Portfolio Run-off $ (269) $ (330) $ (306) $ (219) $ (1,124) $ (813) Total Loan Portfolio Commercial $ 66 $ (40) $ 107 $ 36 $ 169 $ 88 CRE/C&D 258 47 219 174 698 277 Residential 31 95 (8) 47 165 125 Consumer (33) 64 76 25 132 347 Total Loan Portfolio Growth $ 322 $ 166 $ 394 $ 282 $ 1,164 $ 837 Loan Growth (Run-off) ($ Millions) Loan Growth* – Originated v. Acquired *Excludes the impact of the $4.88 billion of loans acquired in the Talmer merger. 10 Loan Growth (Run-off) ($ Millions)

(1)Comprised of $0.8 billion of growth in customer deposits, partially offset by a $0.1 billion decrease in brokered deposits. (2)Cost of deposits based on period averages. Total Deposits – December 31, 2016 $12.9 Total Deposits – December 31, 2017 $13.6 Deposit Growth $0.7, 5.2%(1) Total Deposits ($ Billions) Deposit Composition (2) 2016 2017 11 otal Deposits ($ Billions) Average Deposits ($ Millions) & Cost of Deposits(2) (%) $3.7 $2.7$4.0 $3.1 $0.1 n Noninterest-bearing Demand Deposits n Interest-bearing Demand Deposits n Savings Deposits n Time Deposits n Brokered Deposits $0.3 $0.3 $0.3$3.4 $2.8$3.7 $2.8 $0.2 Deposits Cost of Deposits $14,000 $9,000 $4,000T ot al Av er ag e D ep os its 0.50% 0.25% 0.00% In te re st R at e Pa id Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 $7,535 $7,528 $9,484 $13,003 $12,999 $13,022 $13,389 $13,603 0.22% 0.23% 0.24% 0.27% 0.28% 0.33% 0.38% 0.42% $(0.1) $(0.1)

Average Cost of Funds Q4 2017 – 0.56% Average Cost of Funds Q3 2017 – 0.53% $16.5 billion $16.4 billion Average cost of wholesale borrowings – 1.43% Average cost of wholesale borrowings – 1.35% Funding Breakdown ($ Billions) 12 September 30, 2017 December 31, 2017 n Deposits: n Time Deposits n Customer Repurchase Agreements n Wholesale borrowings (at December 31, 2017: brokered deposits - $0.1 billion, short and long term borrowings - $2.4 billion) $10.7 $3.0 $0.4 $2.4 $10.4 $3.1 $0.4 $2.5 Interest and noninterest- bearing, demand, savings, money market

ALL NPLs 2015 2016 2017 Originated Loans ($ billions) $3.3 $3.8 $4.3 $5.0 $5.8 $7.5 $9.8 Acquired Loans ($ billions) 0.5 0.4 0.3 0.7 1.5 5.5 4.4 Total Loans ($ billions) $3.8 $4.2 $4.6 $5.7 $7.3 $13.0 $14.2 Originated ALL $88 $84 $79 $76 $73 $78 $92 Acquired ALL — — — — — — — Total ALL $88 $84 $79 $76 $73 $78 $92 Originated ALL/ Originated Loans 2.60% 2.22% 1.81% 1.51% 1.26% 1.05% 0.94% NPLs/ Total Loans 2.05% 1.71% 1.36% 0.89% 0.86% 0.34% 0.45% Credit Mark as a % of Unpaid Principal on Acquired Loans 6.6% 6.0% 7.8% 5.4% 4.4% 3.1% 2.4% Provision for Loan Losses vs. Net Loan Losses Credit Quality ($ Millions, unless otherwise noted) Provision for Loan Losses vs. Net Loan Losses (Originated loan portfolio) Nonperforming Loans (NPLs) and Allowance for Loan Losses (ALL) Provision for Loan Losses, Originated Net Loan Losses $7.0 $3.5 $0.0 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 $1.5 $1.5 $1.5 $2.0 $1.5 $3.0 $4.1 $6.3 $4.1 $6.2 $4.9 $8.1 $1.9 $1.8 $0.8 $4.3 $4.5 $1.8 $1.8 $1.8 $3.5 $1.2 $3.5 $1.4 $120 $60 $0 YE 2011 YE 2012 YE 2013 YE 2014 YE 2015 YE 2016 YE 2017 $78 $71 $62 $51 $62 $44 $63 $88 $84 $79 $76 $73 $78 $92 13

Net Interest Margin(1) and Loan Yields Net Interest Margin(1) Purchase Accounting Accretion on Loans Loan Yields Net Interest Income (Quarterly Trend) Net Interest Income, Net Interest Margin and Loan Yields (1)Computed on a fully taxable equivalent basis (non-GAAP) using a federal income tax rate of 35%. Please refer to the Appendix for a reconciliation of non-GAAP financial measures. 14 Quarterly Trend 2016 2017 Net Interest Income $140 $120 $100 $80 $60 $40 $ (M ill io ns ) Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 $74.3 $77.5 $96.8 $132.4 $130.1 $137.9 $143.6 $145.9 2016 2017 5.00% 2.50% 0.00% Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 4.13% 4.19% 4.12% 4.18% 4.11% 4.22% 4.31% 4.31% 3.60% 3.70% 3.58% 3.56% 3.49% 3.48% 3.48% 3.47% 0.03% 0.11% 0.11% 0.14% 0.12% 0.21% 0.23% 0.22%

$20.9 $32.1 Quarterly Non-Interest Income * Significant items: Q4 2017 included a $7.6 million loss on investment securities and Q4 2016 included a $7.4 million gain on sales of branch offices. $41.6 $27.8 $54.3* 15 Quarterly 2016 2017 Other Wealth Management Service Charges Net Gain on Sale of Loans and other Mortgage Banking Revenue $60.0 $30.0 $0.0 $ (M ill io ns ) Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 $7.1 $7.2 $10.1 $25.4 $15.0 $15.9 $11.6 $8.8 $5.2 $5.8 $5.6 $6.0 $5.8 $7.0 $6.2 $6.5 $5.7 $6.3 $7.7 $8.4 $8.0 $8.8 $9.1 $9.1$1.4 $1.6 $4.4 $14.4 $9.2 $9.9 $5.2 $7.9 $38.0 $19.4 $32.3*

$68.6(1) $106.1 $56.0(1) $59.1 $96.3(1) $114.3 Quarterly Operating Expenses $98.2 $100.0(1) 16 Quarterly 2016 2017 $104.2 Other Compensation Occupancy Equipment Impairments related to historical tax credits Merger & Restructuring Expenses $120.0 $60.0 $0.0 $ (M ill io ns ) Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 $13.1 $12.5 $16.1 $22.3 $23.9 $28.3 $28.1 $27.4 $33.9 $33.1 $40.6 $57.7 $60.2 $52.6 $52.6 $48.4$4.9 $5.5 $5.5 $7.6 $7.4 $8.7 $6.9 $7.5 $4.4 $4.9 $6.4 $8.7 $8.5 $8.1 $7.6 $8.0 $3.1 $6.2 $2.6 $3.1 $37.5 $18.0 $4.2 $0.5 $21.2 $2.5 $97.7(1) $95.2(1) $119.5 (1) Denotes a non-GAAP financial measure. Refer to the Appendix for a reconciliation of non-GAAP financial measures. $56.3(1) $58.9 $100.0 $91.3(1)

Peer Average 12/31/2016(1) CHFC 12/31/2016 CHFC 9/30/2017 CHFC 12/31/2017 Tangible Book Value / Share(2) NA $20.20 $21.36 $21.21 Tangible Common Equity / Tangible Assets(2) 8.1% 8.8% 8.3% 8.3% Tier 1 Capital(3) 10.8% 10.7% 10.5% 10.1% Total Risk-Based Capital(3) 12.6% 11.5% 11.2% 10.9% Capital (1)Source SNL Financial – ASB, WTFC, CBSH, TCB, UMBF, PVTB, MBFI, ONB, FMBI and FFBC (ordered by asset size). (2)Denotes a non-GAAP financial measure. Refer to the Appendix for a reconciliation of non-GAAP financial measures. (3)Estimated at December 31, 2017 Tangible Book Value and Capital Ratios Tangible Book Value per Share(2) (TBV) Roll Forward $25 $20 $15 $10 $5 $0 TBV @ D ec 3 1, 20 16 Net Inco me ( Ex. Mer ger a nd R estru cturi ng Exp ense s an d De ferre d Ta x Re valu ation ) Divi dend s AOC I Ad j. Mer ger a nd R estru cturi ng E xpen ses and Defe rred Tax Rev alua tion TBV @ D ec 3 1, 20 17 $20.20 $3.02 $(1.10) $0.28 $(1.19) $21.21 17

Appendix: Non-GAAP Reconciliation

(Dollars in thousands, except per share data)

	Q4 2017	Q3 2017	Q4 2016	Full Year 2017	Full Year 2016
Shareholders' equity	$ 2,668,749	$ 2,673,089	$ 2,581,526		
Goodwill, CDI and non-compete agreements, net of tax	(1,158,738)	(1,153,576)	(1,155,528)		
Tangible shareholders' equity	$ 1,510,011	$ 1,519,513	$ 1,425,998		
Common shares outstanding	71,207	71,152	70,599		
Tangible book value per share	$ 21.21	$ 21.36	$ 20.20		
Total assets	$19,280,873	$19,354,308	$17,355,179		
Goodwill, CDI and non-compete agreements, net of tax	(1,158,738)	(1,153,576)	(1,155,528)		
Tangible assets	$18,122,135	$18,200,732	$16,199,651		
Tangible shareholders' equity to tangible assets	8.3%	8.3%	8.8%		
Net income	$ 9,446	$ 40,459	$ 47,168	$ 149,523	$ 108,032
Significant items, net of tax[(1)]	53,240	13,782	6,906	70,033	35,695
Net income, excl. significant items[(1)]	$ 62,686	$ 54,241	$ 54,074	$ 219,556	$ 143,727
Diluted earnings per share	$ 0.13	$ 0.56	$ 0.66	$ 2.08	$ 2.17
Effect of significant items, net of tax[(1)]	0.74	0.20	0.09	0.98	0.71
Diluted earnings per share, excl. significant items[(1)]	$ 0.87	$ 0.76	$ 0.75	$ 3.06	$ 2.88
Average assets	$19,207,430	$18,858,148	$17,264,668	$18,465,156	$12,037,155
Return on average assets	0.20%	0.86%	1.09%	0.81%	0.90%
Effect of significant items, net of tax[(1)]	1.11%	0.29%	0.16%	0.38%	0.29%
Return on average assets, excl. significant items[(1)]	1.31%	1.15%	1.25%	1.19%	1.19%
Average shareholders' equity	$ 2,676,029	$ 2,643,233	$ 2,564,943	$ 2,627,862	$ 1,546,721
Average goodwill, CDI and noncompete agreements, net of tax	1,156,122	1,153,394	1,153,598	1,155,734	582,536
Average tangible shareholders' equity	1,519,907	1,489,839	1,411,345	1,472,128	964,185
Return on average shareholders' equity	1.4%	6.1%	7.4%	5.7%	7.0%
Effect of significant items, net of tax[(1)]	8.0	2.1	1.0	2.7	2.3
Return on average shareholders' equity, excl. significant items[(1)]	9.4%	8.2%	8.4%	8.4%	9.3%
Return on average tangible shareholders' equity	2.5%	10.9%	13.4%	10.2%	11.2%
Effect of significant items, net of tax[(1)]	14.0	3.7	1.9	4.7	3.7
Return on average tangible shareholders' equity, excl. significant items[(1)]	16.5%	14.6%	15.3%	14.9%	14.9%

(1) "Significant items" include merger and restructuring expenses, the charge to income tax expense as a result of the revaluation of the net deferred tax assets, the fourth quarter of 2017 losses on sales of investment securities and the fourth quarter of 2016 gain on sales of branch offices.

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Appendix: Non-GAAP Reconciliation

(Dollars in thousands, except per share data)

	Q4 2017	Q3 2017	Q4 2016
Efficiency Ratio:			
Total revenue – GAAP	$ 178,224	$ 175,750	$ 186,711
Net interest income FTE adjustment	3,580	3,260	2,945
Loan servicing rights change in fair value (gains)losses	13	4,041	(6,348)
Significant items[(1)]	7,556	(1)	(7,467)
Total revenue – Non-GAAP	$ 189,373	$ 183,050	$ 175,841
Operating expenses – GAAP	$ 100,022	$ 119,539	$ 114,302
Merger and restructuring expenses	(2,567)	(21,203)	(18,016)
Impairment of income tax credits	(6,157)	(3,095)	—
Operating expenses, core - Non-GAAP	91,298	95,241	96,286
Amortization of intangibles	(1,525)	(1,526)	(1,843)
Operating expenses, efficiency ratio -excluding merger & restructuring expenses, impairment of income tax credits and amortization of intangibles - Non-GAAP	$ 89,773	$ 93,715	$ 94,443
Efficiency ratio – GAAP	56.1%	68.0%	61.2%
Efficiency ratio – adjusted	47.4%	51.2%	53.7%
Net Interest Margin:			
Net interest income – GAAP	$ 145,905	$ 143,628	$ 132,447
Adjustments for tax equivalent interest:			
Loans	(855)	(824)	(838)
Investment securities	(2,725)	(2,436)	(2,107)
Total taxable equivalent adjustments	(3,580)	(3,260)	(2,945)
Net interest income (on a tax equivalent basis)	$ 149,485	$ 146,888	$ 135,392
Average interest-earning assets	$ 17,138,285	$ 16,815,240	$ 15,156,107
Net interest margin – GAAP	3.39%	3.40%	3.48%
Net interest margin (on a tax-equivalent basis)	3.47%	3.48%	3.56%

(1) Significant items include fourth quarter 2017 losses on sales of investment securities.

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